UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2010

CALAMP CORP.
(Exact name of registrant as specified in its charter)

DELAWARE	0-12182	95-3647070
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1401 N. Rice Avenue Oxnard, CA	93030
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-9000

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company’s 2010 Annual Meeting of Stockholders (the “Annual Meeting”) was held on July 29, 2010. As of the record date for the Annual Meeting, June 10, 2010, there were 27,644,293 shares of common stock issued, outstanding and entitled to vote at the Annual Meeting.
At the Annual Meeting, six directors stood for reelection to a one year term expiring at the fiscal 2011 Annual Meeting. All six of the director nominees were reelected under the Registrant’s plurality voting method. The results of the election of directors are summarized as follows:

			Broker
	For	Withheld	Non-Votes

Frank Perna, Jr.	12,779,784	997,911	11,394,838
Kimberly Alexy	12,874,914	902,781	11,394,838
Richard Gold	13,241,155	536,540	11,394,838
A.J. “Bert” Moyer	11,633,348	2,144,347	11,394,838
Thomas Pardun	11,789,014	1,988,681	11,394,838
Larry Wolfe	13,248,160	529,535	11,394,838
In addition to the election of directors, the stockholders ratified the appointment of SingerLewak LLP as the independent auditing firm for the Company for the fiscal year ending February 28, 2011. The results of the voting are summarized as follows:

			Broker
For	Against	Abstain	Non-Votes

24,936,227	111,073	125,233	—
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP.

July 30, 2010	By:	/s/ Richard Vitelle

Date		Richard Vitelle,
Vice President-Finance
(Principal Financial Officer)